Calculation of Filing Fee Tables
F-1
Wallbox N.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, nominal value of Euro 2.40 per share ("Class A Shares")	Other	10,369,681		$ 0.00	0.000087	$ 0.00
Fees to be Paid	2	Equity	Class A Shares	Other	144,035		$ 0.00	0.000087	$ 0.00
Fees to be Paid	3	Equity	Class A Shares underlying warrants	Other	3,531,696		$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Wallbox N.V. (the "Company") initially filed its Registration Statement on Form F-1 (File No. 333-297890) on July 31, 2026 (the "Registration Statement"), registering 14,053,663 ordinary shares. The registration fee for that filing was calculated in accordance with Rules 457(c) and 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), at the then-applicable fee rate of $138.10 per $1,000,000 (0.0001381). The Company is filing Amendment No. 1 to the Registration Statement (the "Amendment") in part to update the number of ordinary shares registered. As amended, the Registration Statement covers an aggregate of 14,045,412 Class A ordinary shares, nominal value of pound 2.40 per share (the "Class A Shares"), a reduction of 8,251 shares from the number initially registered. The securities registered include 10,369,681 Class A Shares issued to certain selling securityholders in connection with private placement offerings that closed on February 21, June 2 and June 17, 2025, and June 30 and July 1, 2026, and up to 3,531,696 Class A Shares issuable upon the exercise of warrants, in each case to be offered and sold by the selling securityholders. At a proposed maximum offering price of $2.67 per share, the maximum aggregate offering prices for these securities are $27,687,048.27 and $9,429,628.32, respectively. The $2.67 per-share price is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the average of the high and low prices of the Company's Class A Shares on the New York Stock Exchange on October 19, 2026. The Registration Statement also covers 144,035 Class A Shares issued pursuant to a settlement agreement. The proposed maximum offering price of $2.89 per share is based on the closing price of the Company's Class A Shares on the New York Stock Exchange on August 26, 2026, as reported by Bloomberg L.P., resulting in a maximum aggregate offering price of $416,261.15. Pursuant to Rule 416 under the Securities Act, the Registration Statement also covers any additional Class A Shares that become issuable by reason of any stock split, stock dividend or similar transaction. Applying a fee rate of $87.00 per $1,000,000 (0.00008700), the registration fees for the private placement shares, warrant shares and settlement shares described above are $2,408.77, $820.38 and $36.21, respectively. The total maximum aggregate offering price is $37,532,937.74, and the total registration fee is $3,265.36. The registration fee previously paid in connection with the initial filing of the Registration Statement ($7,717.41) exceeds the registration fee calculated with respect to the securities registered hereby. Accordingly, no additional registration fee is due in connection with this Amendment.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date